Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF CORRECTED CERTIFICATE OF OWNERSHIP OF "NORTHERN ETHANOL, INC.", FILED IN THIS OFFICE ON THE THIRD DAY OF MAY, A.D. 2006, AT 3:35 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

4132131 8101

060414259

AUTHENTICATION: 4733545

DATE: 05-10-06

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:35 PM 05/03/2006
FILED 03:35 PM 05/03/2006
SRV 060414259 - 3887262 FILE

STATE OF DELAWARE
CORRECTED CERTIFICATE OF MERGER

Northern Ethanol, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

1. The name of the corporation is Northern Ethanol, Inc.

2. That a Certificate of Ownership and Merger was filed by the Secretary of the State of Delaware on April 4, 2005 and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

3. The inaccuracy or defect of said Certificate is: Beaconsfield I, Inc. was incorrectly merged with and Northern Ethanol, Inc., whereby Northern Ethanol, Inc. survived the merger. Rather, Northern Ethanol, Inc., Beaconsfield I, Inc.'s wholly-owned subsidiary, shall merge with and into Beaconsfield I, Inc., whereby Beaconsfield I, Inc. survives the merger but adopts Northern Ethanol, Inc. as its corporate name.

4. The Certificate of Ownership and Merger is corrected in its entirety to read as follows:

CERTIFICATE OF OWNERSHIP AND MERGER
OF
NORTHERN ETHANOL, INC.
INTO
BEACONSFIELD I, INC.

(PURSUANT TO SECTION 253 OF THE GENERAL CORPORATION LAW OF DELAWARE)

BEACONSFIELD I, INC. (the "Corporation"), a corporation incorporated on the 29th day of November, 2004, pursuant to the provisions of the General Corporation Law of the State of Delaware;

DOES HEREBY CERTIFY that the Corporation owns 100% of the capital stock of NORTHERN ETHANOL, INC., a corporation incorporated on April 3, 2006, pursuant to the provisions of General Corporation Law of the State of Delaware, and that the Corporation, by a resolution of its Board of Directors duly adopted at a meeting held on the 3rd day of April, 2006 determined to merge with said NORTHERN ETHANOL, INC., which resolution is in the following words to wit:

WHEREAS the Corporation lawfully owns 100% of the outstanding stock of NORTHERN ETHANOL, INC., a corporation organized and existing under the laws of the State of Delaware,

NOW, THEREFORE, BE IT RESOLVED, that it is the intention of this Board to merge NORTHERN ETHANOL, INC., the Corporation's wholly owned subsidiary, into the Corporation and for the surviving corporation to assume all of the rights, benefits, liabilities and obligations of NORTHERN ETHANOL, INC. Accordingly, management of the Corporation is hereby authorized to perform all necessary acts and to execute an Agreement of Merger, Certificate of Ownership and Merger and all other necessary documents to effect the upstream merger of NORTHERN ETHANOL, INC. into the Corporation pursuant to Section 253 of the Delaware Corporation Law; and be it further

RESOLVED, that the Agreement of Merger, a form of which is attached hereto, pursuant to which, among other things, (i) NORTHERN ETHANOL, INC. shall be merged with and into the Corporation and (ii) each issued and outstanding share of Beaconsfield I, Inc., as of the effective date of the merger, shall be

surrendered and extinguished and the same is authorized, approved, ratified and confirmed in all respects; and be it further

RESOLVED, that the Certificate of Ownership and Merger, a form of which is attached hereto, is, in all respects authorized, approved, ratified and confirmed; and be it further

RESOLVED, that in connection with the upstream merger of NORTHERN ETHANOL, INC., the Corporation's wholly owned subsidiary, into the Corporation, the Corporation changes its name from Beaconsfield I, Inc. to NORTHERN ETHANOL, INC., pursuant to Section 253(b) of the Delaware Corporation Law. The proper officers of the Corporation be, and they hereby are, authorized, empowered and directed to do and perform all such other acts and things as any of them shall determine to be necessary or desirable to change the Corporation's name from Beaconsfield I, Inc. to NORTHERN ETHANOL, INC.; and be it further

RESOLVED, that the proper officers of the Corporation be, and each of them hereby is, authorized and directed, by and on behalf of the Corporation, to execute, file and/or deliver, in the name and on behalf of the Corporation, any and all minutes, stock certificates, orders, receipts, agreements and other documents as they deem necessary or appropriate to carry out the intent of the foregoing resolutions and to consummate the transactions contemplated thereby, the execution and delivery of any such minutes, stock certificates, orders, receipts, agreements or documents to be conclusive evidence of their authority to do so, and be it further

RESOLVED, that pursuant to Section 253(c) of the GCL, the resolutions approving the Merger may be abandoned by the Board of Directors on its own initiative at any time prior to the time that the Certificate of Ownership and Merger becomes effective in accordance with Section 103 of the GCL.

IN WITNESS WHEREOF, Beaconsfield I, Inc., a corporation, has caused this certificate to be signed by Andrew Gertler, its President and attested to by Joseph Galda, a member of the Board of Directors, this 3rd day of April, 2006.

/s/ Andrew Gertler

By: Andrew Gertler
President

Attest: /s/ Joseph P. Galda

By: Joseph P. Galda

IN WITNESS WHEREOF, said corporation has caused this Certificate of Correction this 1st day of May, 2006.

By:
Andrew Gertler, President